UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 2, 2018
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Marvin Dennis

On April 2, 2018, Marvin Dennis notified the Board of Directors (“Board”) of CAI International, Inc. (the “Company”) of his decision to retire from the Board effective as of the date of the Company’s 2018 Annual Meeting of Stockholders. As a result of his retirement, Mr. Dennis will not stand for re-election to the Board at the 2018 Annual Meeting of Stockholders, which the Company anticipates will be held on June 1, 2018.  Mr. Dennis is retiring for personal reasons and not due to any disagreement with the Company, including with respect to any matter relating to the Company’s operations, policies or practices.

Appointments of Andrew S. Ogawa and John H. Williford

On April 5, 2018, upon recommendation by the Nominating and Corporate Governance Committee (the “Nominating Committee”), and pursuant to the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, the size of the Board was increased to from seven to eight directors.

In connection with the increase in the size of the Board and the existing vacancy on the Board, on April 5, 2018, the Board appointed Andrew S. Ogawa to serve as a Class II director on the Board and appointed John H. Williford to serve as a Class III director on the Board.  The Board also appointed Mr. Ogawa to serve on the Nominating Committee and appointed Mr. Williford to serve on the Audit Committee, the Compensation Committee and the Nominating Committee.  The Board has determined that each of Mr. Ogawa and Mr. Williford is “independent” pursuant to the listing standards of the New York Stock Exchange.

As compensation for their service on the Board, each of Mr. Ogawa and Mr. Williford will receive the Company’s standard cash compensation for non-employee directors and a grant of restricted stock with a value of $125,000 vesting over a one year period, in each case prorated based on the partial year of service on the Board.  There are no understandings or arrangements with any person pursuant to which either Mr. Ogawa or Mr. Williford were selected as directors, and neither Mr. Ogawa nor Mr. Williford are party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On April 5, 2018, the Company issued a press release announcing the changes to the Board.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 5, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC

Dated: April 5, 2018	By:	/s/ Timothy B. Page
Name: Timothy B. Page
Title: Chief Financial Officer